Exhibit 99.1

Bone Biologics Highlights 2025 Key Operational, Scientific, and Corporate Milestones and Provides 2026 Outlook

Key accomplishments include expanded rhNELL-1 shelf life, advanced NB1 development, strengthened balance sheet, and maintained Nasdaq compliance

BURLINGTON, Mass., January 8, 2026—(BUSINESS WIRE)—Bone Biologics Corporation (“Bone Biologics” or the “Company”) (NASDAQ: BBLG, BBLGW), a developer of orthobiologic products for spine fusion markets, today summarized key corporate, scientific, and operational milestones achieved during 2025 and outlined its strategic outlook for 2026.

“We executed with discipline throughout 2025 as we focused on strengthening the foundation required to advance our clinical program,” stated Bone Biologics CEO Jeff Frelick. “During the year, we made meaningful progress across product readiness, intellectual property, and capital structure, including extending the validated shelf life of our rhNELL-1 protein and completing financings that position us to continue advancing NB1. As we enter 2026, our goal remains the thoughtful progression of our clinical development efforts while maintaining capital discipline and creating long-term value for all our stakeholders.”

2025 Highlights

The Company focused on executing against its strategic priorities across development, operations, and corporate governance. The milestones below reflect the Company’s efforts to support ongoing program, maintain organizational stability, and position the business for future advancement.

●	Extended rhNELL-1 Product Shelf Life — In December 2025, the Company announced the successful extension of the validated shelf life of its lead rhNELL-1 protein product candidate to 24 months, advancing prior 12- and 18-month stability milestones. This improvement supports manufacturing efficiency, supply-chain flexibility, and clinical readiness
●	Strengthened Capital Position — Bone Biologics completed a registered public offering for total gross proceeds of $5 million during the second quarter of 2025, providing funding to support ongoing clinical development activities, intellectual property initiatives, and general corporate purposes
●	Expanded Intellectual Property Portfolio — The Company filed a U.S. patent application related to its bone regeneration technology based on recombinant human NELL-1, further strengthening its proprietary platform
●	Maintained Nasdaq Listing Compliance — In June 2025, Bone Biologics regained compliance with Nasdaq’s minimum bid price requirement, reinforcing its continued access to the public capital markets
●	Increased Investor Engagement — Management participated in the H.C. Wainwright 27th Annual Global Investment Conference and issued a detailed stockholder letter outlining progress across the Company’s clinical and operational initiatives

Outlook for 2026

As the Company enters 2026, it plans to remain focused on advancing its clinical-stage program and strengthening its operational foundation:

●	Clinical Development Progression — Continuing advancement of NB1, the Company’s rhNELL-1-based bone graft product candidate, including the expected completion of patient enrollment in its first-in-human clinical trial and potential interim updates, as appropriate
●	Operational and Manufacturing Execution — Ongoing efforts to support regulatory readiness and future commercialization planning
●	Intellectual Property Strategy — Continuing pursuit of relevant patent protections to enhance long-term platform value
●	Financial Discipline and Strategic Focus — Maintaining prudent capital management while supporting scientific progress and shareholder engagement

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking work with select strategic partners that builds on the preclinical research of the NELL-1 protein. Bone Biologics is focusing development efforts for its bone graft substitute product on bone regeneration in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements regarding the Company’s strategic outlook and expected achievements for the year 2026, timing, implementation, and success of the Company’s pilot clinical study, the Company’s development of rhNELL-1 and achievement of operational milestones, the ability of the Company’s lead product candidate NB1 to provide rapid, specific and guided control over bone regeneration and show fusion success in humans, the ability of NB1 to compete in global markets, the Company’s performance as a public company, as well as statements containing the words “anticipate,” “may,” “believe,” “continue,” “goal,” “plan,” “expect,” “outlook,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including, but not limited to, market and other conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contacts

CORE IR

(212) 655-0924

investors@bonebiologics.com